     As filed with the Securities and Exchange Commission on April 21, 2000
                                                      Registration No. 333-34030

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------


                               AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                                -----------------


                                   ENRON CORP.
             (Exact name of registrant as specified in its charter)

           Oregon                                        47-0255140
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

                                -----------------

                     1400 Smith Street, Houston, Texas 77002
                          Telephone No. (713) 853-6161
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------

                                  Rex R. Rogers
                                   Enron Corp.
                               Vice President and
                            Associate General Counsel
                                1400 Smith Street
                              Houston, Texas 77002
                                 (713) 853-3069
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                -----------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                       Proposed          Proposed
                                    Amount             maximum            maximum            Amount of
   Title of each class of           to be            offering price      aggregate          registration
securities to be registered       registered(1)       per share(2)    offering price(2)         fee
----------------------------------------------------------------------------------------------------------
 Common Stock,
   no par value                  4,900,000 shares        $73.88         $362,012,000          $95,572(3)
==========================================================================================================

(1) Plus such indeterminable number of additional shares of Common Stock as may be issued from time to time as a result of adjustments for certain stock dividends and stock splits.

(2) Estimated solely for the purposes of calculating the registration fee (based on the average of the high and low prices of the Common Stock as reported in the New York Stock Exchange composite transaction reporting system on March 31, 2000).


(3)      Previously paid.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth those expenses to be incurred by Enron in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.


         Filing Fee for Registration Statement . . . . . . .   $95,572
         Legal Fees and Expenses . . . . . . . . . . . . . .     5,000
         Accounting Fees and Expenses. . . . . . . . . . . .     4,000
         Printing Expenses . . . . . . . . . . . . . . . . .     4,000
         Transfer Agent's Fees and Expenses. . . . . . . . .     5,000
         Blue Sky Fees and Expenses. . . . . . . . . . . . .     4,000
         Miscellaneous . . . . . . . . . . . . . . . . . . .     7,428
                                                              --------
         Total . . . . . . . . . . . . . . . . . . . . . . .  $125,000
                                                              ========

--------------

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Enron Charter contains provisions under which Enron will indemnify, to the fullest extent permitted by law, persons who are made a party to an action or proceeding by virtue of the fact that the individual is or was a director, officer, or, in certain circumstances, an employee or agent, of Enron or another corporation at Enron's request. The Oregon Business Corporation Act generally permits such indemnification to the extent that the individual acted in good faith and in a manner which he reasonably believed to be in the best interest of or not opposed to the corporation or, with respect to criminal matters, if the individual had no reasonable cause to believe his or her conduct was unlawful. In addition, the Enron Charter contains a provision that eliminates the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of a director (i) for breach of the duty of loyalty, (ii) for actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of improper dividends or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         Enron has purchased liability insurance policies covering its directors and officers to provide protection where Enron cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 16.  EXHIBITS.


   *3.01  -         Amended and Restated Articles of Incorporation of
                    Enron (Annex E to the Proxy Statement/Prospectus included in
                    Enron's Registration Statement on Form S-4 - File No.
                    333-13791).

   *3.02  -         Articles of Merger of Enron Oregon Corp., an Oregon
                    corporation, and Enron Corp., a Delaware corporation
                    (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron's
                    Registration Statement on Form S-3 - File No. 33-60417).

   *3.03  -         Articles of Merger of Enron Corp., an Oregon corporation,
                    and Portland General Corporation, an Oregon corporation
                    (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron's
                    Registration Statement on Form S-3 - File No. 33-60417).

   *3.04  -         Bylaws of Enron (Exhibit 3.04 to Post-Effective Amendment
                    No. 1 to Enron's Registration Statement on Form S-3 - File
                    No. 33-60417).

   *3.05  -         Articles of Amendment of Enron: Form of Series Designation
                    for the Enron Convertible Preferred Stock (Annex F to the
                    Proxy Statement/Prospectus included in Enron's Registration
                    Statement on Form S-4 - File No. 333-13791).

   *3.06  -         Articles of Amendment of Enron: Form of Series Designation
                    for the Enron 9.142% Preferred Stock (Annex G to the Proxy
                    Statement/Prospectus included in Enron's Registration
                    Statement on Form S-4 - File No. 333-13791).

   *3.07  -         Articles of Amendment of Enron: Form of Series
                    Designation for the Enron Series A Junior Voting Convertible
                    Preferred Stock (Exhibit 3.07 to Enron's Registration
                    Statement on Form S-3 - File No. 333-44133)

   *3.08  -         Articles of Amendment of Enron: Statement of Resolutions
                    Establishing A Series of Preferred Stock of Enron Corp. -
                    Mandatorily Convertible Single Reset Preferred Stock, Series
                    A (Exhibit 4.01 to Enron's Form 8-K filed on January 26,
                    1999).

   *3.09  -         Articles of Amendment of Enron: Statement of Resolutions
                    Establishing A Series of Preferred Stock of Enron Corp. -
                    Mandatorily Convertible Single Reset Preferred Stock, Series
                    B (Exhibit 4.02 to Enron's Form 8-K filed on January 26,
                    1999).

   *3.10  -         Articles of Amendment of Enron amending Article IV of the
                    Articles of Incorporation (Exhibit 3.10 to Enron's
                    Registration Statement on Form S-3 - File No. 333-70465).

   *3.11  -         Articles of Amendment of Enron: Statement of Resolutions
                    Establishing A Series of Preferred Stock of Enron Corp. -
                    Mandatorily Convertible Junior Preferred Stock, Series B
                    (Exhibit 3.11 to Enron's Registration Statement on Form S-3
                    - File No. 333-70465).

    5     -         Opinion of James V. Derrick, Jr., Esq., Executive Vice
                    President and General Counsel of Enron, as to the validity of the Common Stock.


  **23.01 -         Consent of Arthur Andersen LLP.

    23.02 - The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

  **24    -         Powers of Attorney of certain directors of Enron Corp.


---------------

          *Incorporated by reference as indicated.

         **Previously filed.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Enron pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Enron's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Enron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston and State of Texas, on the 21st day of April, 2000.


                                             ENRON CORP.
                                             (Registrant)


                                             By:  /s/ RICHARD A. CAUSEY
                                                -------------------------------
                                                  (Richard A. Causey)
                                                  Executive Vice President and
                                                  Chief Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities with Enron indicated and on the 21st day of April, 2000.


         Signature                                   Title
         ---------                                   -----
    /s/ KENNETH L. LAY                      Chairman of the Board, Chief Executive
-----------------------------               Officer and Director (Principal Executive
       (Kenneth L. Lay)                     Officer)



    /s/ RICHARD A. CAUSEY                   Executive Vice President and Chief
-----------------------------
      (Richard A. Causey)                   Accounting Officer
                                            (Principal Accounting Officer)


    /s/ ANDREW S. FASTOW                    Executive Vice President and
-----------------------------
      (Andrew S. Fastow)                    Chief Financial Officer
                                            (Principal Financial Officer)


       ROBERT A. BELFER*                    Director
-----------------------------
      (Robert A. Belfer)


       NORMAN P. BLAKE, JR.*                Director
-----------------------------
     (Norman P. Blake, Jr.)


       RONNIE C. CHAN*                      Director
-----------------------------
         (Ronnie C. Chan)


       JOHN H. DUNCAN*                      Director
-----------------------------
      (John H. Duncan)


         Signature                           Title
         ---------                           -----
       JOE H. FOY*                          Director
-----------------------------
        (Joe H. Foy)


       WENDY L. GRAMM*                      Director
-----------------------------
       (Wendy L. Gramm)


       KEN L. HARRISON*                     Director
-----------------------------
      (Ken L. Harrison)



       ROBERT K. JAEDICKE*                  Director
-----------------------------
     (Robert K. Jaedicke)


      CHARLES A. LeMAISTRE*                 Director
-----------------------------
     (Charles A. LeMaistre)


  REBECCA MARK-JUSBASCHE*                   Director
-----------------------------
 (Rebecca Mark-Jusbasche)


       JEROME J. MEYER*                     Director
-----------------------------
         (Jerome J. Meyer)


PAULO V. FARRAZ PEREIRA*                    Director
-----------------------------
   (Paulo V. Farraz Pereira)


         FRANK SAVAGE*                      Director
-----------------------------
          (Frank Savage)


       JEFFREY K. SKILLING*                 Director and President and
-----------------------------               Chief Operating Officer
       (Jeffrey K. Skilling)


       JOHN A. URQUHART*                    Director
-----------------------------
      (John A. Urquhart)


       JOHN WAKEHAM*                        Director
-----------------------------
       (John Wakeham)


         Signature                           Title
         ---------                           -----
HERBERT S. WINOKUR, JR.*                    Director
---------------------------
(Herbert S. Winokur, Jr.)


*By: /s/ REBECCA C. CARTER
    -----------------------
     (Rebecca C. Carter)
(Attorney-in-fact for persons indicated)

                                INDEX TO EXHIBITS


 Exhibit Number             Description
 --------------             -----------
   *3.01  -         Amended and Restated Articles of Incorporation of
                    Enron (Annex E to the Proxy Statement/Prospectus included in
                    Enron's Registration Statement on Form S-4 - File No.
                    333-13791).

   *3.02  -         Articles of Merger of Enron Oregon Corp., an Oregon
                    corporation, and Enron Corp., a Delaware corporation
                    (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron's
                    Registration Statement on Form S-3 - File No. 33-60417).

   *3.03  -         Articles of Merger of Enron Corp., an Oregon corporation,
                    and Portland General Corporation, an Oregon corporation
                    (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron's
                    Registration Statement on Form S-3 - File No. 33-60417).

   *3.04  -         Bylaws of Enron (Exhibit 3.04 to Post-Effective Amendment
                    No. 1 to Enron's Registration Statement on Form S-3 - File
                    No. 33-60417).

   *3.05  -         Articles of Amendment of Enron: Form of Series Designation
                    for the Enron Convertible Preferred Stock (Annex F to the
                    Proxy Statement/Prospectus included in Enron's Registration
                    Statement on Form S-4 - File No. 333-13791).

   *3.06  -         Articles of Amendment of Enron: Form of Series Designation
                    for the Enron 9.142% Preferred Stock (Annex G to the Proxy
                    Statement/Prospectus included in Enron's Registration
                    Statement on Form S-4 - File No. 333-13791).

   *3.07  -         Articles of Amendment of Enron: Form of Series
                    Designation for the Enron Series A Junior Voting Convertible
                    Preferred Stock (Exhibit 3.07 to Enron's Registration
                    Statement on Form S-3 - File No. 333-44133)

   *3.08  -         Articles of Amendment of Enron: Statement of Resolutions
                    Establishing A Series of Preferred Stock of Enron Corp. -
                    Mandatorily Convertible Single Reset Preferred Stock, Series
                    A (Exhibit 4.01 to Enron's Form 8-K filed on January 26,
                    1999).

   *3.09  -         Articles of Amendment of Enron: Statement of Resolutions
                    Establishing A Series of Preferred Stock of Enron Corp. -
                    Mandatorily Convertible Single Reset Preferred Stock, Series
                    B (Exhibit 4.02 to Enron's Form 8-K filed on January 26,
                    1999).

   *3.10  -         Articles of Amendment of Enron amending Article IV of the
                    Articles of Incorporation (Exhibit 3.10 to Enron's
                    Registration Statement on Form S-3 - File No. 333-70465).

   *3.11  -         Articles of Amendment of Enron: Statement of Resolutions
                    Establishing A Series of Preferred Stock of Enron Corp. -
                    Mandatorily Convertible Junior Preferred Stock, Series B
                    (Exhibit 3.11 to Enron's Registration Statement on Form S-3
                    - File No. 333-70465).

    5     -         Opinion of James V. Derrick, Jr., Esq., Executive Vice
                    President and General Counsel of Enron, as to the validity of the Common Stock.

  **23.01 -         Consent of Arthur Andersen LLP.

    23.02 - The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

  **24    -         Powers of Attorney of certain directors of Enron Corp.



          *Incorporated by reference as indicated.
         **Previously filed.